EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2012 FOURTH QUARTER AND YEAR-END
RESULTS AND 2013 OPERATING INCOME
GUIDANCE

Fourth Quarter Ended December 31, 2012
Operating Income Per Share – $0.99
Net Income Per Share – $1.01
Net Realized Investment Gains Per Share – $0.02
Catastrophe and Storm Losses Per Share – $0.41
Large Losses Per Share – $0.21
GAAP Combined Ratio – 93.4 percent

Year Ended December 31, 2012
Operating Income Per Share – $2.54
Net Income Per Share – $2.95
Net Realized Investment Gains Per Share – $0.40
Catastrophe and Storm Losses Per Share – $2.70
Large Losses Per Share – $1.07
GAAP Combined Ratio – 99.6 percent

2013 Operating Income Guidance – $2.40 to $2.65 per share

Certain amounts previously reported in 2011 have been adjusted in conjunction with the Company’s retrospective adoption of new accounting guidance for the calculation of deferred policy acquisition costs that became effective January 1, 2012.

DES MOINES, Iowa (February 20, 2013) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $12,729,000 ($0.99 per share) for the fourth quarter ended December 31, 2012, compared to $8,136,000 ($0.63 per share) for the fourth quarter of 20111.  For the year ended December 31, 2012, operating income totaled $32,755,000 ($2.54 per share), compared to an operating loss of $8,784,000 ($0.68 per share) for the same period in 2011.

Net income, including realized investment gains and losses, totaled $12,998,000 ($1.01 per share) for the fourth quarter of 2012, compared to $9,999,000 ($0.78 per share) for the fourth quarter of 2011.  For the year ended December 31, 2012, net income totaled $37,966,000 ($2.95 per share), compared to a net loss of $2,737,000 ($0.21 per share) for the same period in 2011.

“We are very pleased with our strong fourth quarter and full-year results,” stated Bruce G. Kelley, President and Chief Executive Officer.  “Rate levels continued to increase on all lines of business throughout the year, while overall policy retention levels remained consistent with past experience.  The compounding effect of the increasing rate levels over the past two years, coupled with our relatively flat loss cost trend for the year, resulted in improved profitability.  We remain committed to our strategy of careful risk selection and appropriate rate levels to build on our current year results,” continued Kelley.

Premiums earned increased 4.9 percent to $117,271,000 for the fourth quarter of 2012, from $111,768,000 for the fourth quarter of 2011.  For the year ended December 31, 2012, premiums earned increased 10.2 percent to $458,846,000 from $416,402,000 in 2011.  In the property and casualty insurance segment, premium income increased 11.0 percent for the year, with the majority of the increase attributable to rate level increases, growth in insured exposures and an increase in retained policies.  In the reinsurance segment, premium income declined 14.4 percent in the fourth quarter, but increased 7.3 percent for the year.  The decline for the fourth quarter is primarily attributed to a significant decline in the year-end estimate of “earned but not reported” premiums on several pro rata accounts, including the new offshore energy and liability account that Employers Mutual Casualty Company began participating in effective January 1, 2012.  The increase for the year is primarily attributed to rate level increases implemented during the January 1 renewal season, as well as the new offshore energy and liability proportional account.

The offshore energy and liability account generated approximately $12.4 million of annual premiums (after the 10.0 percent charge for the excess of loss coverage) during the 2012 underwriting year.  Since the underlying policies have effective dates throughout the 2012 underwriting year, approximately 48.0 percent of this amount was earned during calendar year 2012, with the balance to be earned during calendar year 2013.  Annual premiums for the 2013 underwriting year are currently projected to be approximately $14.0 million.

The Company’s GAAP combined ratio was 93.4 percent in the fourth quarter of 2012 compared to 99.8 percent in the fourth quarter of 2011.  For the year ended December 31, 2012, the GAAP combined ratio was 99.6 percent compared to 115.3 percent in 2011.

Catastrophe and storm losses totaled $8,086,000 ($0.41 per share after tax) in the fourth quarter of 2012 compared to $3,495,000 ($0.18 per share after tax) in the fourth quarter of 2011.  Losses associated with Superstorm Sandy were not significant, amounting to only $0.25 per share after tax.  Losses were capped at $4,000,000 in the reinsurance segment and totaled only $907,000 in the property and casualty insurance segment.  For the year ended December 31, 2012, catastrophe and storm losses totaled $53,460,000 ($2.70 per share after tax) compared to an unprecedented $80,331,000 ($4.04 per share after tax) in 2011.  While catastrophe and storm losses were down significantly for the year, they were still higher than the Company’s most recent 10-year average, which includes the record amounts incurred in 2008 and 2011.  Catastrophe and storm losses accounted for 11.7 percentage points of the combined ratio, which is 2.0 percentage points above the most recent 10-year average of 9.7 percentage points.

The Company experienced $258,000 ($0.01 per share after tax) of adverse development on prior years’ reserves during the fourth quarter of 2012, compared to favorable development of $11,390,000 ($0.58 per share after tax) in the fourth quarter of 2011.  For the year ended December 31, 2012, favorable development totaled $25,733,000 ($1.30 per share after tax), compared to $33,099,000 ($1.67 per share after tax) in 2011.  As in prior periods, development on closed claims was the main driver of the favorable development. Development amounts can vary significantly from quarter-to-quarter and year-to-year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates a level of adequacy that is consistent with other recent evaluations.

  Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe and storm losses) decreased to $4,138,000 ($0.21 per share after tax) in the fourth quarter of 2012 compared to $11,200,000 ($0.57 per share after tax) in the fourth quarter of 2011.  For the year ended December 31, 2012, large losses decreased to $21,241,000 ($1.07 per share after tax) from $24,044,000 ($1.21 per share after tax) in 2011.

Investment income decreased 3.2 percent to $10,871,000 in the fourth quarter of 2012 from $11,228,000 in the fourth quarter of 2011.  For the year ended December 31, 2012, investment income decreased 4.3 percent to $44,145,000 from $46,111,000 in 2011.  The declines in investment income are attributed to a persistent decline in the average coupon rate on fixed maturity securities during the past several years.

Net realized investment gains totaled $269,000 ($0.02 per share) in the fourth quarter of 2012, compared to $1,863,000 ($0.14 per share) in the fourth quarter of 2011.  For the year ended December 31, 2012, net realized investment gains totaled $5,211,000 ($0.40 per share), compared to $6,047,000 ($0.47 per share) in 2011.

 During the fourth quarter of 2012, the Company recognized $37,000 (less than $0.01 per share after tax) of “other-than-temporary” investment impairment losses, compared to $132,000 ($0.01 per share after tax) in the fourth quarter of 2011.  For the year ended December 31, 2012, “other-than-temporary” investment impairment losses totaled $186,000 ($0.01 per share after tax), compared to $5,960,000 ($0.30 per share after tax) in 2011.  These amounts are included in the net realized investment gains disclosed above.

At December 31, 2012, consolidated assets totaled $1.3 billion, including $1.2 billion in the investment portfolio, and stockholders’ equity totaled $401.2 million, an increase of 13.9 percent from December 31, 2011. Net book value of the Company’s stock increased to $31.08 per share from $27.37 per share at December 31, 2011.  Book value excluding accumulated other comprehensive income increased to $27.38 per share from $25.25 per share at December 31, 2011.

As previously disclosed, on November 3, 2011, the Company’s Board of Directors authorized a $15 million stock repurchase program.  This program became effective immediately and does not have an expiration date.  No shares have been repurchased under this program.  Employers Mutual Casualty Company’s (the Company’s parent organization) stock purchase program is dormant and will remain so while the Company’s stock repurchase program is in effect.

Management is projecting that 2013 operating income will be within a range of $2.40 to $2.65 per share.  This guidance is based on a projected GAAP combined ratio of 99.2 percent and a projected decline in investment income of 5 percent for the year.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on February 20, 2013 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the fourth quarter and the year ended December 31, 2012, as well as its expectations for 2013.  Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054).  The event will be archived and available for digital replay through May 20, 2013.  The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); conference ID number 407063.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until May 20, 2013. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

●	catastrophic events and the occurrence of significant severe weather conditions;
●	the adequacy of loss and settlement expense reserves;
●	state and federal legislation and regulations;
●	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
●	rating agency actions;
●	“other-than-temporary” investment impairment losses; and
●	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss)” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the GAAP financial measure of net income (loss). Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income (loss) to net income (loss):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011*	2012	2011*

Operating income (loss)	$12,729,000	$8,136,000	$32,755,000	$(8,784,000)
Net realized investment gains	269,000	1,863,000	5,211,000	6,047,000
Net income (loss)	$12,998,000	$9,999,000	$37,966,000	$(2,737,000)

*	Prior year amounts restated, where applicable, for new accounting guidanceregarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2012	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$93,222,288	$24,048,708	$-	$117,270,996
Investment income, net	7,900,211	2,974,188	(3,715)	10,870,684
Other income	87,976	84,875	-	172,851
	101,210,475	27,107,771	(3,715)	128,314,531
Losses and expenses:
Losses and settlement expenses	55,093,127	15,329,707	-	70,422,834
Dividends to policyholders	1,736,076	-	-	1,736,076
Amortization of deferred policy acquisition costs	17,013,604	4,804,578	-	21,818,182
Other underwriting expenses	15,250,782	318,277	-	15,569,059
Interest expense	225,000	-	-	225,000
Other expenses	189,005	(72,000)	343,003	460,008
	89,507,594	20,380,562	343,003	110,231,159
Operating income (loss) before income taxes	11,702,881	6,727,209	(346,718)	18,083,372
Realized investment gains	278,297	135,106	-	413,403
Income (loss) before income taxes	11,981,178	6,862,315	(346,718)	18,496,775
Income tax expense (benefit):
Current	1,700,558	1,465,173	(121,352)	3,044,379
Deferred	1,834,958	619,517	-	2,454,475
	3,535,516	2,084,690	(121,352)	5,498,854
Net income (loss)	$8,445,662	$4,777,625	$(225,366)	$12,997,921
Average shares outstanding				12,893,673
Per Share Data:
Net income (loss) per share - basic and diluted	$0.66	$0.37	$(0.02)	$1.01

(Increase) decrease in provision for insured events of prior years (after tax)	$(0.16)	$0.15	$-	$(0.01)
Catastrophe and storm losses (after tax)	$(0.15)	$(0.26)	$-	$(0.41)
Dividends per share				$0.21
Other Information of Interest:
Net written premiums	$76,969,211	$25,239,548	$-	$102,208,759
Increase (decrease) in provision for insured events of prior years	$3,170,644	$(2,912,511)	$-	$258,133
Catastrophe and storm losses	$2,877,749	$5,207,920	$-	$8,085,669
GAAP Combined Ratio:
Loss ratio	59.1%	63.7%	-	60.1%
Expense ratio	36.5%	21.3%	-	33.3%
	95.6%	85.0%	-	93.4%

CONSOLIDATED STATEMENTS OF INCOME
	Property and
	Casualty		Parent
Quarter Ended December 31, 2011 (as adjusted)*	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$83,660,958	$28,106,755	$-	$111,767,713
Investment income, net	8,212,872	3,017,858	(2,759)	11,227,971
Other income	152,332	37,308	-	189,640
	92,026,162	31,161,921	(2,759)	123,185,324
Losses and expenses:
Losses and settlement expenses	57,132,128	19,341,265	-	76,473,393
Dividends to policyholders	1,174,194	-	-	1,174,194
Amortization of deferred policy acquisition costs	15,007,198	5,968,430	-	20,975,628
Other underwriting expenses	12,586,443	354,006	-	12,940,449
Interest expense	225,000	-	-	225,000
Other expenses	214,875	(6,078)	332,382	541,179
	86,339,838	25,657,623	332,382	112,329,843
Operating income (loss) before income taxes	5,686,324	5,504,298	(335,141)	10,855,481
Realized investment gains	2,036,893	829,642	-	2,866,535
Income (loss) before income taxes	7,723,217	6,333,940	(335,141)	13,722,016
Income tax expense (benefit):
Current	(1,397,937)	1,743,848	(117,301)	228,610
Deferred	3,336,661	157,361	-	3,494,022
	1,938,724	1,901,209	(117,301)	3,722,632
Net income (loss)	$5,784,493	$4,432,731	$(217,840)	$9,999,384
Average shares outstanding				12,870,862
Per Share Data:
Net income (loss) per share - basic and diluted	$0.45	$0.35	$(0.02)	$0.78

Decrease in provision for insured events of prior years (after tax)	$0.14	$0.44	$-	$0.58
Catastrophe and storm losses (after tax)	$(0.01)	$(0.17)	$-	$(0.18)
Dividends per share				$0.20
Other Information of Interest:
Net written premiums	$69,460,236	$28,212,718	$-	$97,672,954
Decrease in provision for insured events of prior years	$(2,659,359)	$(8,730,979)	$-	$(11,390,338)
Catastrophe and storm losses	$147,895	$3,347,038	$-	$3,494,933
GAAP Combined Ratio:
Loss ratio	68.3%	68.8%	-	68.4%
Expense ratio	34.4%	22.5%	-	31.4%
	102.7%	91.3%	-	99.8%

*Amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Year Ended December 31, 2012	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$357,138,686	$101,707,313	$-	$458,845,999
Investment income, net	32,214,705	11,940,123	(9,754)	44,145,074
Other income	774,210	85,216	-	859,426
	390,127,601	113,732,652	(9,754)	503,850,499
Losses and expenses:
Losses and settlement expenses	233,892,280	69,495,435	-	303,387,715
Dividends to policyholders	8,630,580	-	-	8,630,580
Amortization of deferred policy acquisition costs	63,640,886	20,633,887	-	84,274,773
Other underwriting expenses	59,182,195	1,736,396	-	60,918,591
Interest expense	900,000	-	-	900,000
Other expenses	798,046	24,829	1,299,379	2,122,254
	367,043,987	91,890,547	1,299,379	460,233,913
Operating income (loss) before income taxes	23,083,614	21,842,105	(1,309,133)	43,616,586
Realized investment gains	7,347,944	669,084	-	8,017,028
Income (loss) before income taxes	30,431,558	22,511,189	(1,309,133)	51,633,614
Income tax expense (benefit):
Current	7,060,964	4,995,795	(462,178)	11,594,581
Deferred	573,326	1,499,278	-	2,072,604
	7,634,290	6,495,073	(462,178)	13,667,185
Net Income (loss)	$22,797,268	$16,016,116	$(846,955)	$37,966,429
Average shares outstanding				12,886,667
Per Share Data:
Net income (loss) per share - basic and diluted	$1.77	$1.24	$(0.06)	$2.95
Decrease in provision for insured events of prior years (after tax)	$0.66	$0.64	$-	$1.30
Catastrophe and storm losses (after tax)	$(1.74)	$(0.96)	$-	$(2.70)
Dividends per share				$0.81
Book value per share				$31.08
Effective tax rate				26.5%
Net income as a percent of beg. SH equity				10.8%
Other Information of Interest:
Net written premiums	$371,235,457	$107,246,028	$-	$478,481,485
Decrease in provision for insured events of prior years	$(13,056,836)	$(12,675,669)	$-	$(25,732,505)
Catastrophe and storm losses	$34,372,205	$19,087,407	$-	$53,459,612
GAAP Combined Ratio:
Loss ratio	65.5%	68.3%	-	66.1%
Expense ratio	36.8%	22.0%	-	33.5%
	102.3%	90.3%	-	99.6%

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Year Ended December 31, 2011 (as adjusted)*	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$321,649,215	$94,753,098	$-	$416,402,313
Investment income, net	33,718,436	12,395,350	(2,861)	46,110,925
Other income	790,802	37,308	-	828,110
	356,158,453	107,185,756	(2,861)	463,341,348
Losses and expenses:
Losses and settlement expenses	251,449,247	91,525,190	-	342,974,437
Dividends to policyholders	5,255,568	-	-	5,255,568
Amortization of deferred policy acquisition costs	57,548,814	19,769,243	-	77,318,057
Other underwriting expenses	53,783,546	731,896	-	54,515,442
Interest expense	900,000	-	-	900,000
Other expenses	750,675	591,850	1,330,129	2,672,654
	369,687,850	112,618,179	1,330,129	483,636,158
Operating loss before income taxes	(13,529,397)	(5,432,423)	(1,332,990)	(20,294,810)
Realized investment gains	6,970,028	2,333,265	-	9,303,293
Loss before income taxes	(6,559,369)	(3,099,158)	(1,332,990)	(10,991,517)
Income tax expense (benefit):
Current	(7,960,371)	(1,391,340)	(466,548)	(9,818,259)
Deferred	2,510,548	(946,527)	-	1,564,021
	(5,449,823)	(2,337,867)	(466,548)	(8,254,238)
Net loss	$(1,109,546)	$(761,291)	$(866,442)	$(2,737,279)
Average shares outstanding				12,912,718
Per Share Data:
Net loss per share - basic and diluted	$(0.08)	$(0.06)	$(0.07)	$(0.21)
Decrease in provision for insured events of prior years (after tax)	$1.01	$0.66	$-	$1.67
Catastrophe and storm losses (after tax)	$(2.64)	$(1.40)	$-	$(4.04)
Dividends per share				$0.77
Book value per share				$27.37
Effective tax rate				75.1%
Net loss as a percent of beg. SH equity				(.8)%
Other Information of Interest:
Net written premiums	$333,294,142	$96,493,350	$-	$429,787,492
Decrease in provision for insured events of prior years	$(20,162,952)	$(12,936,231)	$-	$(33,099,183)
Catastrophe and storm losses	$52,447,963	$27,882,541	$-	$80,330,504
GAAP Combined Ratio:
Loss ratio	78.2%	96.6%	-	82.4%
Expense ratio	36.2%	21.6%	-	32.9%
	114.4%	118.2%	-	115.3%

*Amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011*
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $920,843,939 and $899,939,616)	$999,794,857	$958,203,576
Equity securities available-for-sale, at fair value (cost $111,851,963 and $90,866,131)	140,293,825	111,300,053
Other long-term investments	863,257	14,527
Short-term investments	53,418,914	42,628,926
Total investments	1,194,370,853	1,112,147,082

Cash	330,392	255,042
Reinsurance receivables due from affiliate	34,277,728	39,517,108
Prepaid reinsurance premiums due from affiliate	5,195,892	9,378,026
Deferred policy acquisition costs (all affiliated)	34,425,593	30,849,717
Prepaid pension benefits due from affiliate	1,413,104	-
Accrued investment income	9,938,714	10,256,499
Accounts receivable	2,390,955	1,644,782
Income taxes recoverable	1,588,089	9,670,459
Deferred income taxes	-	6,710,919
Goodwill	941,586	941,586
Other assets (affiliated $5,760,369 and $2,584,111)	5,836,200	2,659,942
Total assets	$1,290,709,106	$1,224,031,162

LIABILITIES
Losses and settlement expenses (affiliated $577,476,988 and $588,846,586)	$583,096,965	$593,300,247
Unearned premiums (all affiliated)	196,215,465	180,689,377
Other policyholders' funds (all affiliated)	6,055,111	5,061,160
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	19,127,010	21,033,627
Pension and postretirement benefits payable to affiliate	30,714,633	29,671,835
Deferred income taxes	6,352,690	-
Other liabilities (affiliated $22,794,304 and $16,744,447)	22,938,068	16,934,321
Total liabilities	889,499,942	871,690,567

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,909,457 shares in 2012 and 12,875,591 shares in 2011	12,909,457	12,875,591
Additional paid-in capital	89,205,881	88,310,632
Accumulated other comprehensive income (loss):
Net unrealized gains on investments	69,805,305	51,153,622
Unrecognized pension and postretirement benefit obligations (all affiliated)	(22,052,930)	(23,813,112)
Total accumulated other comprehensive income	47,752,375	27,340,510
Retained earnings	251,341,451	223,813,862
Total stockholders' equity	401,209,164	352,340,595
Total liabilities and stockholders' equity	$1,290,709,106	$1,224,031,162

*  Prior year amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

INVESTMENTS

The Company had total cash and invested assets with carrying values of $1.2 billion and $1.1 billion as of December 31, 2012 and December 31, 2011, respectively.  The following table summarizes the Company's cash and invested assets as of the dates indicated:

	December 31, 2012
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$920,844	$999,795	83.7%	$999,795
Equity securities available-for-sale	111,852	140,294	11.8%	140,294
Cash	330	330	-	330
Short-term investments	53,419	53,419	4.5%	53,419
Other long-term investments	863	863	-	863
	$1,087,308	$1,194,701	100.0%	$1,194,701

	December 31, 2011
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$899,940	$958,204	86.1%	$958,204
Equity securities available-for-sale	90,866	111,300	10.0%	111,300
Cash	255	255	-	255
Short-term investments	42,629	42,629	3.9%	42,629
Other long-term investments	14	14	-	14
	$1,033,704	$1,112,402	100.0%	$1,112,402

NET WRITTEN PREMIUMS

	Three Months Ended		Year Ended
	December 31, 2012		December 31, 2012
		Percent of		Percent of
	Percent of	Increase/(Decrease)	Percent of	Increase/(Decrease)
	Net Written	in Net Written	Net Written	in Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.1%	17.4%	16.8%	15.9%
Liability	14.9%	14.8%	15.1%	15.0%
Property	17.0%	16.4%	17.1%	13.5%
Workers' Compensation	13.5%	9.6%	16.3%	10.4%
Other	1.6%	0.6%	1.6%	(0.4)%
Total Commercial Lines	64.1%	14.4%	66.9%	13.3%

Personal Lines:
Automobile	6.4%	(6.0)%	5.9%	(0.7)%
Property	4.7%	(6.1)%	4.7%	2.7%
Liability	0.1%	8.3%	0.1%	13.4%
Total Personal Lines	11.2%	(5.9)%	10.7%	0.9%
Total Property and Casualty Insurance	75.3%	10.8%	77.6%	11.4%

Reinsurance (1) (2)	24.7%	(10.5)%	22.4%	12.2%
Total	100.0%	4.6%	100.0%	11.6%

(1)	Percentages for the year ended December 31, 2012 include $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.
(2)	Percent increase for the year ended December 31, 2012 excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.